Exhibit 99.1

Inception Growth Acquisition Limited Announces

Postponement of the Special Meeting to July 14, 2025 and

Extension of Redemption Request Deadline

New York, June 26, 2025 (GLOBE NEWSWIRE) -- Inception Growth Acquisition Limited (the “Company”), a blank check company, today announced that its previously announced special meeting of shareholders (the “Special Meeting”) will be postponed from 10:00 a.m. Hong Kong Time on July 1, 2025 to 10:00 a.m. Hong Kong Time on July 14, 2025 to provide stockholders with additional time to review the supplement (the “Supplement”) to the definitive proxy statement (the “Original Proxy Statement”), which was filed with the Securities and Exchange Commission (the “SEC”) on June 25, 2025. The Supplement corrects, among other things, the per share redemption price from $13.18 to $12.09, provides updates regarding the Company’s annual meeting held on June 5, 2025, and extends the deadline for stockholders to submit redemption requests.

There is no change to the location, the record date or any of the other proposals to be acted upon at the Special Meeting. The physical location of the Special Meeting remains at the offices of Loeb & Loeb LLP, 2206-19 Jardine House, 1 Connaught Place Central, Hong Kong SAR, and virtually via teleconference using the following dial-in information:

US Toll Free	+1 866 213 0992
Hong Kong Toll	+852 2112 1888
Participant Passcode	2910077#

The Special Meeting is being held for the purpose of considering and voting on, among other proposals, proposals to approve the Company’s proposed business combination with AgileAlgo Holdings Ltd.

The record date for determining the Company stockholders entitled to receive notice of and to vote at the Special Meeting remains the close of business on May 27, 2025 (the “Record Date”). Stockholders as of the Record Date are eligible to vote, even if they have subsequently sold their shares. Stockholders who have already submitted their proxies or voted and do not wish to change their vote need not take any further action. All previously cast votes associated with the Special Meeting remain valid for the Special Meeting, unless revoked as described in the Original Proxy Statement or the Supplement. Stockholders who have not yet voted are urged to submit their votes promptly.

As a result of the postponement, the deadline for delivery of redemption requests from the Company’s stockholders in connection with the proposed business combination has been extended from June 27, 2025 (two business days before the originally scheduled Special Meeting) to July 10, 2025 (two business days before the postponed Special Meeting). Stockholders who have already submitted redemption requests may revoke such requests prior to the new deadline in accordance with the procedures described in the Original Proxy Statement filed with the SEC on May 27, 2025, and the Supplement.

If you have questions regarding the certification of your position or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company, LLC

1 State Street 30th Floor

New York, NY 10004-1561

E-mail: spacredemptions@continentalstock.com

Stockholders are advised to review the Supplement carefully and to consider it together with the Original Proxy Statement, both available on the SEC’s EDGAR database at www.sec.gov, for complete details regarding the postponement, the corrected redemption price, the updated redemption deadline, and other corrected and updated information.

The Company’s stockholders who have questions regarding the postponement, the Special Meeting, or would like to request documents may contact the Company’s proxy solicitor, Advantage Proxy, Inc., at (877) 870-8565, or banks and brokers can call (206) 870-8565, or by email at ksmith@advantageproxy.com.

About Inception Growth Acquisition Limited

Inception Growth Acquisition Limited is a blank check company incorporated under the laws of Delaware whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses or entities.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including but not limited to the date of the Special Meeting, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Additional Information and Where to Find It

On May 27, 2025, the Company filed the Original Proxy Statement with the SEC in connection with its solicitation of proxies for the Special Meeting. On June 25, 2025, the Company filed the Supplement to provide information about, among other things, the postponement of the Special Meeting, the extension of redemption request deadline, and the corrected per share redemption price. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE SUPPLEMENT, THE ORIGINAL PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the definitive proxy statement (including any amendments or supplements thereto) and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov or by contacting the Company’s proxy solicitor.

Participants in the Solicitation

The Company and its respective directors and officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Special Meeting. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement. You may obtain free copies of these documents using the sources indicated above.

Contact

Inception Growth Acquisition Limited

Investor Relationship Department

(315) 636-6638